EXHIBIT 21.1

List of Subsidiaries at February 10, 2015:	State or Country of Organization:

Anodyne Medical Device, Inc. d/b/a Tridien Medical	Delaware
AMF Support Surfaces, Inc.	California

Compass AC Holdings, Inc.	Delaware
Advanced Circuits, Inc.	Colorado
Circuit Board Express LLC	Delaware
Advanced Circuits, Inc.	Arizona
AC Universal Circuits, LLC	Delaware

AFM Holding Corporation	Delaware
American Furniture Manufacturing, Inc.	Mississippi
American Furniture Truck Div., Inc.	Mississippi

CBAC Holdings, LLC	Delaware
CamelBak Acquisition Corp.	Delaware
CamelBak Products, LLC	Delaware
CamelBak International, LLC	California
Hydrosport SRL d/b/a CamelBak de Mexico	Mexico

ERGO Baby Holding Corporation	Delaware
ERGO Baby Intermediate Holding Corporation	Delaware
The ERGO Baby Carrier, Inc.	Hawaii
Orbit Baby, Inc.	Delaware

Gable 5, Inc.	Delaware
Liberty Safe Holding Corporation	Delaware
Liberty Safe & Security Products, Inc.	Utah
9G Products, Inc.	Kansas

AMTAC Holdings, LLC	Delaware
AMT Acquisition Corp.	Delaware
Arnold Magnetic Technologies Holdings Corporation	Delaware
Arnold Magnetic Technologies Corporation	Delaware
Flexmag Industries, Inc.	Ohio
The Arnold Engineering Co.	Illinois
Magnetic Technologies Corporation	Delaware
Precision Magnetics LLC	Delaware
Arnold Investments, Ltd.	Delaware
Arnold Magnetic Technologies UK Partnership, LP	United Kingdom
Arnold Magnetic Technologies UK, LLC	United Kingdom
Arnold Magnetic Technologies AG	Switzerland
Precision Magnetics (Ganzhou) Co. Ltd.	China (owns 50%)
Arnold Magnetic Technologies Limited	United Kingdom (owns one ordinary share)
Swift Levic Magnets	United Kingdom
Arnold Magnetics Asia Ltd.	JK
Jade Magnetics Limited	British Virgin Islands
Arnold Asia LLC	Delaware
Arnold Magnetics (Shenzhen) Co., Ltd.	China

CEHI Acquisition Corporation	Delaware
Clean Earth Holdings, Inc.	Delaware
CEI Holding Corporation	Delaware

Clean Earth, Inc.	Delaware
Allied Environmental Group, LLC	Delaware
Clean Earth of North Jersey, Inc.	New Jersey
Clean Earth Environmental Services, Inc.	Delaware
Clean Earth of Cateret, LLC	Delaware
Clean Earth of New Castle, LLC	Delaware
Clean Earth of Williamsport, LLC	Delaware
Clean Earth of Georgia, LLC	Delaware
Clean Earth Dredging Technologies, LLC	Delaware
Clean Earth of Maryland, LLC	Delaware
Clean Earth of Philadelphia, LLC	Delaware
Clean Earth of Southeast Pennsylvania, LLC	Delaware
Clean Earth of Southern Florida, LLC	Delaware
Clean Earth of Greater Washington, LLC	Delaware
Clean Rock Properties, Ltd.	Maryland
Advanced Remediation & Disposal Technologies of Delaware, LLC	Delaware
AES Asset Acquisition Corporation	Delaware

SternoCandleLamp Holdings, Inc.	Delaware
Candle Lamp Company, LLC	Delaware
The Sterno Group LLC	Delaware